Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Strong Results Driven by Accelerated Revenue Growth for Its Fiscal 2019 Fourth Quarter and Full Year

Fourth Quarter Highlights:

  Total revenues increased 12.8 percent to $259.4 million, compared with $229.9 million in the prior year period reflecting strong growth across all three of the Company’s business segments.
  Net loss was $8.3 million, or a loss of $0.13 per share, compared with net loss of $8.2 million, or a loss of $0.13 per share, in the prior year period. Adjusted net loss in the prior year period was $7.6 million, or a loss of $0.12 per share.
  Adjusted EBITDA(1) was a loss of $2.7 million, compared with an Adjusted EBITDA loss of $1.8 million in the prior year period.

Full Year Highlights:

  Total revenues increased 8.4 percent to $1.25 billion, compared with $1.15 billion in the prior year period reflecting strong growth across all three of the Company’s business segments.
  Net income was $34.8 million, or EPS of $0.52, compared with net income of $40.8 million or EPS of $0.61 in the prior year period. On a comparable basis, fiscal 2018 net income was $29.3 million(1), or Adjusted EPS(1) of $0.44.
  Adjusted EBITDA(1) was $82.1 million, compared with $78.9 million in the prior year.

Fiscal 2020 Outlook:

  The Company expects to continue its strong revenue growth momentum and is providing guidance for revenue growth in a range of 8-to-9 percent for fiscal 2020. In addition, the Company expects to drive accelerated EBITDA and EPS growth in a range of 8-to-10 percent during fiscal 2020, reflecting the leverage in its business model.

( (1)Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of Non-GAAP (“Adjusted” and “Comparable”) results to applicable GAAP results.)

CARLE PLACE, N.Y.--(BUSINESS WIRE)--August 22, 2019--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help customers express, connect and celebrate, today reported results for its Fiscal 2019 fourth quarter and full year ended June 30, 2019. Chris McCann, CEO, 1-800-FLOWERS.COM, Inc., said, “We entered fiscal 2019 with a plan to accelerate our revenue growth rate by investing behind our lead Harry & David and 1-800-Flowers.com brands and we are very pleased to have exceeded our growth targets, with total revenues increasing more than eight percent driven by strong growth across all three of our business segments. In terms of our bottom-line results, year-over-year contribution margins exceeded our plans in all three business segments with solid growth in total EBITDA, EPS and Free Cash Flow driven primarily by strong performance in our Gourmet Foods and Gift Baskets and BloomNet segments. These results reflect our intense focus on execution and innovation – in our digital marketing programs, in merchandising programs that emphasize new product development and, in our initiatives to constantly improve our business platform to enhance our operating leverage.”

Regarding fiscal fourth quarter results, McCann said the Company saw a continuation of the momentum experienced throughout the year, with total revenues for the period up nearly 13 percent, driven by strong growth in all three of its business segments. “During the quarter, revenues in our Gourmet Foods and Gift Baskets segment increased more than 20 percent, reflecting the benefit of the Easter shift, as well as a continuation of strong growth in everyday gifting. In Consumer Floral, we further extended market-leadership of the 1-800-Flowers.com brand, with segment revenues up more than 10 percent, driven by solid everyday gifting demand as well as a strong Mother’s Day holiday combined with the benefit of the Easter shift. We also increased market share for BloomNet, with revenue growth of more than nine percent for the quarter driven by continued increases in order volumes, as well as strong growth in digital directory advertising.

“As we enter fiscal 2020, the momentum we have achieved in these areas will help us drive strong revenue growth as well as enhanced bottom-line results. In addition, we are excited to kick off the fiscal year with our acquisition of Shari’s Berries, a category-leader that we see as an excellent fit with our all-star family of brands.

“Throughout the year,” McCann added, “we will continue to invest in strategic marketing and merchandising programs across our brands, as well as in innovations that enhance our number one product – customer experience. We also remain intensely focused on growing our customer base and expanding the platform we are building to further our vision to inspire more human expression, connection and celebration together with our mission to deliver smiles.”

Fiscal Fourth Quarter Results

Total reported revenue for the fiscal fourth quarter increased 12.8 percent to $259.4 million, compared with $229.9 million in the prior year period. This reflected strong growth across all three of the Company’s business segments and included the benefit of the shift of the Easter holiday into the quarter, compared with the prior year when the holiday fell in the Company’s fiscal third quarter. For the second half of the fiscal year, which combines the Company’s third and fourth quarters, eliminating the impact of the timing of the Easter holiday, total revenues increased 8.4 percent.

Gross profit margin for the quarter increased 10 basis points to 40.6 percent, compared with 40.5 percent in the prior year period. Operating expense as a percent of total sales improved 20 basis points to 45.2 percent, compared with 45.4 percent in the prior year period.

Adjusted EBITDA(1) loss for the quarter was $2.7 million, compared with an Adjusted EBITDA(1) loss of $1.8 million in the prior year period. Net loss was $8.3 million, or ($0.13) per share, compared with a net loss of $8.2 million, or ($0.13) per share in the prior year period. On a comparable basis(1), fiscal 2018 net loss for the quarter was $7.6 million, or ($0.12) per share.

Fiscal 2019 Full Year Results

Total revenues for the full fiscal year increased 8.4 percent to $1.25 billion, compared with $1.15 billion in the prior year, reflecting accelerated growth across all three of the Company’s business segments. Gross profit margin for the year was 42.1 percent, compared with 42.5 percent in the prior year. Operating expense as a percent of total revenues was 38.5 percent, compared with 38.9 percent in the prior year. Adjusted EBITDA was $82.1 million, compared with $78.9 million in the prior year. This includes the impact of the Company’s increased investments in strategic marketing and merchandising programs to take advantage of market conditions and accelerate revenue growth and the restoration of a full bonus payout in fiscal 2019, compared with a minimal bonus payout in fiscal 2018.

Net income was $34.8 million, or $0.52 per share, compared with $40.8 million, or $0.61 per share in the prior year. On a comparable basis(1), fiscal 2018 net income was $29.3 million, or $0.44 per share. Free cash flow for the year was $45.0 million.

Customer Metrics

During the fiscal fourth quarter, the Company attracted 952,000 new customers. Approximately 2.2 million customers placed orders during the quarter, of whom 57.1 percent were repeat customers. For the year, the Company attracted 3.1 million new customers, reflecting the effectiveness of the Company’s investments in strategic marketing and merchandising programs designed to grow its customer files. Approximately 7.2 million customers placed orders during the year, of whom 57.3 percent were repeat customers.

Segment Results

The Company provides selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and BloomNet business segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Fourth quarter revenues increased 20.5 percent to $72.5 million, compared with $60.1 million in the prior year period. The increased revenues reflect strong growth in everyday gifting, particularly for the Harry & David and 1-800-Baskets.com brands, as well as the benefit of the shift of the Easter holiday into the quarter compared with the prior year when the holiday fell in the Company’s fiscal third quarter.

  Gross profit margin for the quarter improved 200 basis points to 38.0 percent, compared with 36.0 percent in the prior year period, primarily reflecting a combination of strategic pricing initiatives and efficient promotional marketing programs. Contribution loss for the quarter improved 21.7 percent to $6.9 million, compared with $8.8 million in the prior year period.

  For the year, revenues in this segment grew 7.1 percent to $648.4 million, compared with $605.5 million in the prior year. Gross profit margin for the year increased 30 basis points to 42.9 percent, compared with 42.6 percent in the prior year. Contribution margin for the year increased 16.1 percent to $82.3 million, compared with $70.9 million in the prior year.
  Consumer Floral: Fourth quarter revenues grew 10.2 percent to $159.8 million, compared with $145.0 million in the prior year period, reflecting solid everyday gifting growth, strong Mother’s Day sales and the impact of the Easter holiday shift. Gross profit margin for the quarter was 40.0 percent, compared with 40.2 percent in the prior year period. Contribution margin for the quarter was $17.0 million, compared with $16.8 million in the prior year period.

  For the year, revenues increased 8.8 percent to $497.8 million, compared with $457.5 million in the prior year. The strong revenue growth primarily reflects benefits from the Company’s investments in strategic marketing and merchandising programs designed to accelerate growth and extend its market leadership in the consumer floral space. Gross profit margin for the year was 39.2 percent, compared with 39.7 percent the prior year. Contribution margin was $49.7 million, compared with $50.8 million in the prior year.

  BloomNet Wire Service: Fourth quarter revenues increased 9.3 percent to $27.3 million, compared with $24.9 million in the prior year period, primarily reflecting increased order volumes as well as strong digital directory advertising sales. Gross profit margin for the quarter was 50.1 percent, compared with 51.8 percent. Contribution margin for the quarter increased 5.4 percent to $9.3 million, compared with $8.9 million in the prior year period.

  For the year, revenues increased 14.9 percent to $102.9 million, compared with $89.6 million in the prior year. Gross profit margin for the year was 50.5 percent, compared with 54.3 percent in the prior year, primarily reflecting product mix. Contribution margin for the year increased 9.5 percent to $34.7 million, compared with $31.7 million in the prior year.

Company Guidance

For fiscal 2020, the Company’s guidance reflects its plans to continue to invest in strategic marketing and merchandising programs to take advantage of market conditions and build on the revenue growth momentum it is seeing across all three of its business segments and includes the anticipated contributions related to the acquisition of the Shari’s Berries brand. Based on these factors, the Company is providing guidance for fiscal 2020 as follows:

  Total consolidated revenue growth of 8-to-9 percent, compared with the prior year, including approximately 6-to-7 percent organic revenue growth combined with anticipated contributions from the acquisition of the Shari’s Berries brand;
  Adjusted EBITDA and EPS growth in a range of 8-to-10 percent, and;
  Free Cash Flow for the year of approximately $45 million.

Definitions of non-GAAP Financial Measures

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. See Selected Financial Information for details on how Segment Contribution Margin was calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin provides management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of the Segment Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted and/or Comparable Net Income/(Loss) and Adjusted and/or Comparable Net Income/ (Loss) Per Common Share (EPS)

We define Adjusted and/or Comparable Net Income/ (Loss) and Adjusted and/or Comparable Net Income/ (Loss) Per Common Share (EPS) as Net Income and Net Income Per Common Share (EPS) adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted and/or Comparable Net Income/(Loss) and Adjusted and/or Comparable Net Income/(Loss) Per Common Share (EPS) were calculated for each period presented. We believe that Adjusted and/or Comparable Net Income/(Loss) and Adjusted and/or Comparable Net Income/(Loss) Per Common Share (EPS) are meaningful measures because they increase the comparability of period to period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income and Net Income Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help customers express, connect and celebrate. The Company’s Celebrations Ecosystem features our all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, Shari’s Berries®, FruitBouquets.com®, Moose Munch®, The Popcorn Factory®, Wolferman’s®, Personalization Universe®, Simply Chocolate®, and Goodsey®. We also offer top-quality steaks and chops from Stock Yards®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral wire service providing a broad-range of products and services designed to help professional florists grow their businesses profitably; Napco SM, a resource for floral gifts and seasonal décor; and DesignPac Gifts, LLC, a manufacturer of gift baskets and towers. 1-800-FLOWERS.COM, Inc. received the Gold award in the “Mobile Payments and Commerce” category at the Mobile Marketing Association 2018 Global Smarties Awards. In addition, Harry & David was named to the Internet Retailer 2019 “The Hot 100” list. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s expectations for: the success of its planned investments in strategic or targeted investments in marketing and merchandising programs; its ability to achieve its guidance for full fiscal-year 2020 revenue growth rate in a range of 6-to-7 percent; its ability to achieve full fiscal-year 2020 Adjusted EBITDA and EPS growth in a range of 8-to-10 percent; its ability to generate Free Cash Flow for the full fiscal 2020 year of approximately $45 million; its ability to leverage its operating platform and reduce operating expense ratio; its ability to cost effectively acquire and retain customers; its ability to grow its customer files; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to efficiently integrate and profitably grow the Shari’s Berries brand; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. Reconciliations for forward looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including for example those related to compensation, tax items, amortization or others that may arise during the year, and the Company's management believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The lack of such reconciling information should be considered when assessing the impact of such disclosures. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, Thursday, August 22, 2019, at 11:00 a.m. (EDT). The call will also be available via live webcast which can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM, Inc. website at www.1800flowersinc.com. A recording of the call will be posted on the Investor Relations section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed for one week beginning at 2:00 p.m. (EDT) on the day of the call at: 1-888-203-1112 or at: (719) 457-0820; enter conference ID #: 5096868.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2019	July 1, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$172,923	$147,240
Trade receivables, net	12,374	12,935
Inventories	92,361	88,825
Prepaid and other	25,580	24,021
Total current assets	303,238	273,021

Property, plant and equipment, net	166,681	163,340
Goodwill	62,590	62,590
Other intangibles, net	59,615	59,823
Other assets	14,316	12,115
Total assets	$606,440	$570,889

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,704	$41,437
Accrued expenses	96,793	73,299
Current maturities of long-term debt	5,000	10,063
Total current liabilities	127,497	124,799

Long-term debt	91,973	92,267
Deferred tax liabilities	28,898	26,200
Other liabilities	15,361	12,719
Total liabilities	263,729	255,985
Total stockholders’ equity	342,711	314,904
Total liabilities and stockholders’ equity	$606,440	$570,889

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Income
(in thousands, except for per share data)
(unaudited)

	Three Months Ended		Years Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net revenues:
E-commerce (combined online and telephonic)	$217,477	$192,079	$998,359	$921,848
Other	41,921	37,855	250,264	230,073
Total net revenues	259,398	229,934	1,248,623	1,151,921
Cost of revenues	154,164	136,901	722,502	662,896
Gross profit	105,234	93,033	526,121	489,025
Operating expenses:
Marketing and sales	75,855	67,102	319,636	298,810
Technology and development	11,062	10,172	43,758	39,258
General and administrative	23,174	19,312	87,654	77,440
Depreciation and amortization	7,125	7,823	29,965	32,469
Total operating expenses	117,216	104,409	481,013	447,977
Operating income (loss)	(11,982)	(11,376)	45,108	41,048
Interest expense, net	379	712	2,769	3,631
Other income, net	351	290	644	605
Income (loss) before income taxes	(12,010)	(11,798)	42,983	38,022
Income tax expense (benefit)	(3,705)	(3,575)	8,217	(2,769)
Net income (loss)	$(8,305)	$(8,223)	$34,766	$40,791

Basic net income (loss) per common share	$(0.13)	$(0.13)	$0.54	$0.63

Diluted net income (loss) per common share	$(0.13)	$(0.13)	$0.52	$0.61

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	64,343	64,583	64,342	64,666
Diluted	64,343	64,583	66,457	66,938

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years ended
	June 30, 2019	July 1, 2018

Operating activities:
Net income	$34,766	$40,791
Reconciliation of net income to net cash provided by operating activities, net of dispositions:
Depreciation and amortization	29,965	32,469
Amortization of deferred financing costs	969	953
Deferred income taxes	2,698	(7,668)
Bad debt expense	1,383	1,068
Stock-based compensation	6,310	3,726
Other non-cash items	(16)	565
Changes in operating items:
Trade receivables	(822)	70
Inventories	(3,536)	(12,963)
Prepaid and other	(2,313)	(6,286)
Accounts payable and accrued expenses	8,846	5,249
Other assets	(344)	(88)
Other liabilities	194	455
Net cash provided by operating activities	78,100	58,341

Investing activities:
Working capital adjustment related to sale of business	-	(8,500)
Capital expenditures, net of non-cash expenditures	(32,560)	(33,306)
Net cash used in investing activities	(32,560)	(41,806)

Financing activities:
Acquisition of treasury stock	(14,766)	(12,176)
Proceeds from exercise of employee stock options	1,236	337
Proceeds from bank borrowings	32,250	30,000
Repayment of notes payable and bank borrowings	(37,187)	(37,188)
Debt issuance costs	(1,390)	-
Net cash used in financing activities	(19,857)	(19,027)

Net change in cash and cash equivalents	25,683	(2,492)
Cash and cash equivalents:
Beginning of year	147,240	149,732
End of year	$172,923	$147,240

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information – Category Information
(dollars in thousands) (unaudited)

	Three Months Ended
	June 30, 2019	July 1, 2018	Severance Costs	Litigation Settlement	July 1, 2018	% Change
Net revenues:
1-800-Flowers.com Consumer Floral	$159,762	$145,004	$-	$-	$145,004	10.2%
BloomNet Wire Service	27,263	24,932			24,932	9.3%
Gourmet Food & Gift Baskets	72,452	60,115			60,115	20.5%
Corporate	260	263			263	-1.1%
Intercompany eliminations	(339)	(380)			(380)	10.8%
Total net revenues	$259,398	$229,934	$-	$-	$229,934	12.8%

Gross profit:
1-800-Flowers.com Consumer Floral	$63,846	$58,279			$58,279	9.6%
	40.0%	40.2%			40.2%

BloomNet Wire Service	13,664	12,922			12,922	5.7%
	50.1%	51.8%			51.8%

Gourmet Food & Gift Baskets	27,563	21,651			21,651	27.3%
	38.0%	36.0%			36.0%

Corporate	161	181			181	-11.0%
	61.9%	68.8%			68.8%

Total gross profit	$105,234	$93,033	$-	$-	$93,033	13.1%
	40.6%	40.5%			40.5%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
1-800-Flowers.com Consumer Floral	$16,986	$16,820			$16,820	1.0%
BloomNet Wire Service	9,330	8,851			8,851	5.4%
Gourmet Food & Gift Baskets	(6,872)	(8,771)			(8,771)	21.7%
Segment Contribution Margin Subtotal	19,444	16,900	-	-	16,900	15.1%
Corporate (b)	(24,301)	(20,453)	429	426	(19,598)	-24.0%
EBITDA (non-GAAP)	(4,857)	$(3,553)	429	426	(2,698)	-80.0%
Add: Stock-based compensation	1,779	724			724	145.7%
Add: Comp charge related to NQ Plan Investment Appreciation	402	128			128	214.1%
Adjusted EBITDA (non-GAAP)	$(2,676)	$(2,701)	$429	$426	$(1,846)	-45.0%

	Years Ended
	June 30, 2019	July 1, 2018	Severance Costs	Litigation Settlement	July 1, 2018	% Change
Net revenues:
1-800-Flowers.com Consumer Floral	$497,765	$457,460	$-	$-	$457,460	8.8%
BloomNet Wire Service	102,876	89,569			89,569	14.9%
Gourmet Food & Gift Baskets	648,418	605,523			605,523	7.1%
Corporate	1,105	1,114			1,114	-0.8%
Intercompany eliminations	(1,541)	(1,745)			(1,745)	11.7%
Total net revenues	$1,248,623	$1,151,921	$-	$-	$1,151,921	8.4%

Gross profit:
1-800-Flowers.com Consumer Floral	$195,100	$181,601	$-	$-	$181,601	7.4%
	39.2%	39.7%		-	39.7%

BloomNet Wire Service	51,970	48,604		-	48,604	6.9%
	50.5%	54.3%		-	54.3%

Gourmet Food & Gift Baskets	278,113	257,803		-	257,803	7.9%
	42.9%	42.6%		-	42.6%

Corporate	938	1,017		-	1,017	-7.8%
	84.9%	91.3%		-	91.3%

Total gross profit	$526,121	$489,025	$-	$-	$489,025	7.6%
	42.1%	42.5%			42.5%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
1-800-Flowers.com Consumer Floral	$49,653	$50,808	$-	$-	$50,808	-2.3%
BloomNet Wire Service	34,705	31,683			31,683	9.5%
Gourmet Food & Gift Baskets	82,319	70,927			70,927	16.1%
Segment Contribution Margin Subtotal	166,677	153,418	-	-	153,418	8.6%
Corporate (b)	(91,604)	(79,901)	429	426	(79,046)	-15.9%
EBITDA (non-GAAP)	75,073	73,517	429	426	74,372	0.9%
Add: Stock-based compensation	6,310	3,726			3,726	69.4%
Add: Comp charge related to NQ Plan Investment Appreciation	729	797			797	-8.5%
Adjusted EBITDA (non-GAAP)	$82,112	$78,040	$429	$426	$78,895	4.1%

Reconciliation of net income (loss) to adjusted net income (loss) (non-GAAP):
	Three Months Ended		Years Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Net income (loss)	$(8,305)	$(8,223)	$34,766	$40,791
Adjustments to reconcile net income (loss) to adjusted net income (loss) (non-GAAP)
Add: Litigation Settlement		426		426
Add: Severance costs		429		429
Deduct: Income tax benefit on adjustments		211		211
Deduct: U.S. tax reform benefit on deferred taxes (c)		-		12,158
Adjusted net income (loss) (non-GAAP)	$(8,305)	$(7,579)	$34,766	$29,277

Basic and diluted net income (loss) per common share
Basic	$(0.13)	$(0.13)	$0.54	$0.63
Diluted	$(0.13)	$(0.13)	$0.52	$0.61

Basic and diluted adjusted net income (loss) per common share (non-GAAP)
Basic	$(0.13)	$(0.12)	$0.54	$0.45
Diluted	$(0.13)	$(0.12)	$0.52	$0.44

Weighted average shares used in the calculation of net income (loss) and adjusted net income (loss) per common share
Basic	64,343	64,583	64,342	64,666
Diluted	64,343	64,583	66,457	66,938

Reconciliation of net income (loss) to adjusted EBITDA (non-GAAP):
	Three Months Ended		Years Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Net income (loss)	$(8,305)	$(8,223)	$34,766	$40,791
Add:
Interest expense, net	28	422	2,125	3,026
Depreciation and amortization	7,125	7,823	29,965	32,469
Income tax expense (benefit)	(3,705)	(3,575)	8,217	(2,769)
EBITDA	(4,857)	(3,553)	75,073	73,517
Add: Severance costs		429	-	429
Add: Litigation Settlement		426	-	426
Add: Compensation charge related to NQ plan investment appreciation	402	128	729	797
Add: Stock-based compensation	1,779	724	6,310	3,726
Adjusted EBITDA	$(2,676)	$(1,846)	$82,112	$78,895

(a)

Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b)

Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

(c)

The adjustment to deduct the impact of the U.S. tax reform from net income, for the year ended July 1, 2018, includes the impact of the re-valuation of the Company's deferred tax liability of $12.2mm or $0.18 per diluted share, but does not include the ongoing impact of the lower federal corporate tax rate.

FLWS-CP

FLWS-SB

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Contacts

Investors:
Joseph D. Pititto
(516) 237-6131
E-mail: invest@1800flowers.com

Media:
Kathleen Waugh
(516) 237-6028
kwaugh@1800flowers.com